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UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2005

CATHAY GENERAL BANCORP
(Exact name of registrant as specified in its charter)

Delaware	0-18630	95-4274680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 North Broadway, Los Angeles, California 90012
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (213) 625-4700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 20, 2003, Dunson K. Cheng, Chairman of the Board, President, and Chief Executive Officer of Cathay General Bancorp (the "Company"), was granted an option under the Company's Equity Incentive Plan (the "Plan") to purchase 638,670 shares of common stock at an exercise price of $24.80 per share. The Company recently determined that this grant, when taken together with a grant to Mr. Cheng of an option under the Plan to purchase 153,060 shares of common stock on January 16, 2003, exceeded by 391,730 shares a limitation in the Plan as to the number of shares that could be subject to awards made to any one participant in any calendar year.

Upon being informed that this option covered shares in excess of the limitation, the Company determined that it was necessary to void the option as to the 391,730 excess shares, and Mr. Cheng agreed to waive all rights that he had to purchase the excess shares on exercise of the option. Following cancellation as to the excess shares, the option now entitles Mr. Cheng to purchase up to 246,940 shares of common stock at the same exercise price and continues to vest in 20% increments over a five-year period from date of grant, subject to early termination in the event of termination of employment, disability, or death. The other terms of the option have not been affected by the cancellation as to the excess shares.

On March 22, 2005, the Executive Compensation Committee of the Board of Directors granted to Mr. Cheng an option under the Plan to purchase a total of 245,060 shares of common stock at an exercise price of $32.47 per share, which was equal to the closing price of the common stock on the Nasdaq National Market on that date, exercisable to the extent of 30% of the shares immediately, 10% on November 20, 2005, and 20% on each November 20th of the following three years, subject to early termination on termination of employment, disability, or death, and having a term of 10 years. This was in addition to an option granted on February 17, 2005, to Mr. Cheng under the Plan to purchase 154,940 shares of common stock at an exercise price of $37.00 per share, exercisable in 20% increments over a five year period from the date of grant, subject to early termination on termination of employment, disability, or death.

In determining Mr. Cheng's compensation for 2005 and possibly future years, including the grant of options under a new Cathay General Bancorp 2005 Incentive Plan that will be presented to the stockholders for approval at this year's annual meeting, the Executive Compensation Committee will take into account that Mr. Cheng has waived his rights to purchase the 391,730 excess shares under the option granted on November 20, 2003, but no agreement or determination has been made as to how or to what extent this might be done.

All numbers of shares and exercise prices have been adjusted for the two-for-one stock split effected in the form of a 100% stock dividend paid September 28, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 24, 2005

CATHAY GENERAL BANCORP

By:  /s/ Heng W. Chen

       Heng W. Chen

       Executive Vice President and Chief

       Financial Officer